Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2001, except for paragraph two of Note 14, as to which the date is March 8, 2001, relating to the financial statements of Data Dimensions, Inc., which appears in Lionbridge Technologies, Inc.’s Current Report on Form 8-K (filed on May 20, 2003). We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, Washington

May 20, 2003